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[AIRNET LOGO]

                                  EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

      AIRNET COMMUNICATIONS ANNOUNCES CLOSING ON US$30 MILLION OF FUNDING

MELBOURNE, FLORIDA, MAY 16, 2001 -- AirNet Communications Corporation (NASDAQ:ANCC) today announced that it has completed the sale of $30 million of Series B Convertible Preferred Stock.

The Company announced April 3, 2001 that it had received binding commitments for the $30 million of funding from a private placement with Mellon Ventures, Ltd., SCP Private Equity Partners II, L.P., and Tandem PCS Investments, L.P.

FOR MORE INFORMATION:

Press Contact:                          Investor Contact:
Jim Burke                               Ed Bisno
Edelman Worldwide                       Edelman Worldwide
+1 321-722-9788                         +1 212-704-8212
jim_burke@edelman.com                   ed_bisno@edelman.com

AirNet Contact:
Gary Pacilio
+1 321-953-6609
gpacilio@airnetcom.com

AirNet(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office, the stylized AirNet mark, AdaptaCell(TM), Super Capacity(TM), Backhaul Free(TM), and We're Ready for Anything(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.